Prudential

Premier® Investment

Variable Beneficiary Annuity Application Form

For use by beneficiaries of annuities for exchange or transfer.

Annuities are issued by Pruco Life Insurance Company (Pruco)

Annuities Service Center
Financial Professionals:
1-800-513-0805
Fax 1-800-576-1217
www.prudential.com

Regular Mail Delivery
Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176

Overnight Service, Certified or Registered Mail Delivery
Prudential Annuities Service Center
1600 Malone Street
Millville, NJ 08332

PRODUCT SELECTION

____ **B Series** ____ **C Series**

A Request for Required Distributions for Beneficiary Annuity Application form must be completed and submitted with this Application.

SECTION 1 OWNERSHIP INFORMATION

A. DECEDENT

Name (First, Middle, Last) ☐ Male ☐ Female Birth Date (Mo - Day - Yr) ____/____/____ SSN / TIN ____

Date of Death (Mo - Day - Yr) ____/____/____

Street Address ____ City ____ State ____ ZIP ____

Source of Funds ☐ Non-Qualified ☐ IRA ☐ SEP-IRA ☐ Roth IRA ☐ 403(b)

☐ Other ____

B. BENEFICIAL OWNER

Name (First, Middle, Last) ☐ Male ☐ Female Birth Date (Mo - Day - Yr) ____/____/____ SSN / TIN ____

Street Address ____ City ____ State ____ ZIP ____

Telephone Number ____ E-mail Address ____

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ____

☐ Non-Resident Alien/Citizen of: ____ *(Submit IRS Form W-8 (BEN, BEN-E, ECI, EXP or IMY))*

Relationship to the Deceased ____

C. TYPE OF OWNERSHIP

Non Entity: ☐ Individual ☐ UTMA/UGMA

Entity: ☐ Trust*

**If the Owner is a Trust, Corporation or other entity you must complete and submit the Certificate of Entity form with this application.*

If **Trust** Ownership, only check one of the two boxes:

Entity/Trust Ownership Only (Non-natural person), check one of the two boxes below.

☐ This is a **Grantor Trust** for federal income tax purposes that meets IRC Sections 671-679.

Trust date ____/____/____ (Mo - Day - Yr)

Name of Grantor (First, Middle, Last) ____ Birth Date (Mo - Day - Yr) ____/____/____ SSN / TIN ____

(Continued)

P-PIVA-IBAPP(2/22) ORD 208021 | page 1 of 9

P-PIVA-IBAPP(2/22) ORD 208021 page 2 of 9 Indicate classifications of each Successor. Percentage of benefit for all Primary Successors must total 100%. Percentage of benefit for all Contingent Successors must total 100%. SECTION 2 SUCCESSOR INFORMATION - NOTE: IF MORE THAN 4 SUCCESSORS SEE SECTION 6 Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) Primary Relationship to Beneficial Owner SSN/TIN Percentage Contingent % Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) Primary Relationship to Beneficial Owner SSN/TIN Percentage Contingent % Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) Primary Relationship to Beneficial Owner SSN/TIN Percentage Contingent % Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) Primary Relationship to Beneficial Owner SSN/TIN Percentage Contingent % SECTION 1 OWNERSHIP INFORMATION (continued) C. TYPE OF OWNERSHIP (continued) This is a Qualified Trust for federal income tax purposes that meets and complies with Treasury Regulations Section 1.401(a)(9)-4. Trust date (Mo - Day - Yr) Name of Oldest Beneficiary (First, Middle, Last) Birth Date (Mo - Day - Yr) SSN / TIN D. KEY LIFE - REQUIRED • If the Beneficial Owner is an individual, the Key Life must be the Beneficial Owner. However, the Key Life cannot be changed. Accordingly, if you are completing this form as the Successor of an existing beneficiary asset, the Key Life must be the same as on the existing beneficiary asset that you are continuing (in this scenario the Key Life will be a deceased person). • If the Beneficial Owner is a Grantor Trust, the Key Life must be the Grantor. • If a Qualified Trust, the Key Life must be the oldest beneficiary under the applicable trust. Name (First, Middle, Last) Male Female Birth Date (Mo - Day - Yr) SSN / TIN Street Address City State ZIP U.S. Citizen Resident Alien/Citizen of: Non-Resident Alien/Citizen of: (Submit IRS Form W-8 (BEN, BEN-E, ECI, EXP or IMY))

P-PIVA-IBAPP(2/22) ORD 208021 page 3 of 9 SECTION 3 ANNUITY INFORMATION A. TYPE OF CONTRACT TO BE ISSUED B. PURCHASE PAYMENT - Only one Source of Funds per contract is permitted. Source of Funds Payment Type Qualified Non-Qualified Expected Amount Company Name (if applicable) Account Number (if applicable) Transfer/Exchange Form Provided Transfer 1035 Exchange Direct Rollover $ Non-Qualified Beneficiary Annuity IRA Beneficiary Annuity Roth IRA Beneficiary Annuity

P-PIVA-IBAPP(2/22) ORD 208021 page 4 of 9 INVESTMENT ALLOCATIONS - Note: Please review the below instructions prior to selecting your Investment Allocation SECTION 4 INVESTMENT SELECTION - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS Check here if you would like the below percentages to rebalance. Indicate the day of the month and frequency. Day of the Month (1st - 28th) ______ Rebalancing Frequency: Monthly Quarterly Semi-Annually Annually AUTOMATIC REBALANCING > You may allocate among any of the portfolios in any percentage combination totaling 100%. You may choose from the following Portfolios in any percentage combination totaling 100%: ASSET ALLOCATION American Funds Insurance Series® Asset Allocation Fund - Class 4 AST Prudential Flexible Multi-Strategy AST Quantitative Modeling AST T. Rowe Price Diversified Real Growth BlackRock Global Allocation V.I. (Class III) Fidelity® Variable Insurance Products Balanced Portfolio - Service Class 2 JPMorgan Insurance Trust Income Builder (Class 2) MFS® Total Return Series – Service Class PSF PGIM Flexible Managed Portfolio - Class III PSF PGIM 50/50 Balanced Portfolio - Class III DOMESTIC EQUITY Large-Cap Growth American Funds Insurance Series® Growth Fund - Class 4 AST Loomis Sayles Large-Cap Growth AST MFS Growth AST T. Rowe Price Large-Cap Growth BlackRock Capital Appreciation V.I. Fund - Class III BlackRock Large Cap Focus Growth V.I. Fund - Class III Fidelity® Variable Insurance Products Contrafund® Portfolio - Service Class 2 Fidelity® Variable Insurance Products Growth Opportunities Portfolio - Service Class 2 MFS® Massachusetts Investors Growth Stock Portfolio – Service Class PSF PGIM Jennison Growth Portfolio - Class III Large-Cap Blend American Funds Insurance Series® Growth-Income Fund - Class 4 American Funds Insurance Series® Washington Mutual Investors FundSM - Class 4 AST ClearBridge Dividend Growth AST Large-Cap Core BlackRock Advantage Large Cap Core V.I. Fund - Class III MFS® Investors Trust Series – Service Class MFS® Research Series – Service Class PSF PGIM Jennison Blend Portfolio – Class III PSF PGIM Jennison Focused Blend Portfolio – Class III PSF Stock Index Portfolio - Class III Large-Cap Value AST Large-Cap Value BlackRock Advantage Large Cap Value V.I. Fund - Class III BlackRock Basic Value V.I. Fund - Class III BlackRock Equity Dividend V.I. Fund - Class III PSF PGIM Jennison Value Portfolio – Class III Mid-Cap Growth AST Mid-Cap Growth MFS® Mid Cap Growth Series – Service Class PSF Mid-Cap Growth Portfolio – Class III Mid-Cap Value AST Mid-Cap Value Small-Cap Growth AST Small-Cap Growth AST Small-Cap Growth Opportunities MFS® New Discovery Series – Service Class Small-Cap Blend PSF Small-Cap Stock Index Portfolio – Class III Small-Cap Value AST Goldman Sachs Small-Cap Value AST Small-Cap Value INTERNATIONAL EQUITY Developed Markets American Funds Insurance Series® Capital World Growth and Income Fund® - Class 4 American Funds Insurance Series® Global Small Capitalization Fund - Class 4 American Funds Insurance Series® International Fund - Class 4 AST International Growth AST International Value AST MFS Global Equity AST QMA International Core Equity MFS® International Growth Portfolio – Service Class PSF Global Portfolio – Class III Emerging Markets American Funds Insurance Series® New World Fund® - Class 4 AST Emerging Markets Equity (Continued)

SECTION 4 INVESTMENT SELECTION - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS* (continued)

SECTOR EXPOSURE

- |_____| AST Cohen & Steers Global Realty
- |_____| AST Cohen & Steers Realty
- |_____| AST T. Rowe Price Natural Resources
- |_____| Fidelity® Variable Insurance Products Health Care Portfolio - Service Class 2
- |_____| MFS® Technology Portfolio – Service Class
- |_____| MFS® Utilities Series – Service Class
- |_____| PSF Natural Resources Portfolio – Class III

FIXED INCOME

Domestic

- |_____| American Funds Insurance Series® The Bond Fund of America® - Class 4
- |_____| AST Core Fixed Income
- |_____| AST Government Money Market
- |_____| MFS® Total Return Bond Series – Service Class
- |_____| PSF PGIM Government Income Portfolio – Class III
- |_____| PSF PGIM Total Return Bond Portfolio – Class III

High Yield

- |_____| PSF PGIM High Yield Bond Portfolio – Class III

International

- |_____| AST Global Bond

Emerging Markets

- |_____| AST Western Asset Emerging Markets Debt

Total |__________| %

SECTION 5 FINANCIAL PROFESSIONAL AUTHORIZATION

If not checked we will assume that your answers are "**YES"** to Perform Contract Maintenance and Provide Investment/Allocation Instructions. For definitions, see Definitions and Disclosures.

DO YOU AUTHORIZE your Financial Professional to perform any of the designated activities below? ☐ Yes ☐ No
Please indicate what designated activities you authorize your Financial Professional to have:

☐ **Perform Contract Maintenance** ☐ **Provide Investment/Allocation Instructions**

SECTION 6 ADDITIONAL INFORMATION

If needed for:
- Special Instructions
- Annuity Replacement
- Beneficiaries
- Entity Authorized Individuals
- Contingent Annuitant (for custodial contracts only)

____

____

____

____

____

____

____

____

____

____

____

____

P-PIVA-IBAPP(2/22)

ORD 208021 | page 5 of 9

P-PIVA-IBAPP(2/22) ORD 208021 page 6 of 9 SECTION 7 NOTICES & DISCLAIMERS ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise. ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner. If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law. CALIFORNIA: If any Participant(s)/Owner(s) (or Annuitant for entity- owned contracts) is age 60 or older, you are required to complete the “Important Information for Annuities Issued or Delivered in California” form. COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison. KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law. ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

P-PIVA-IBAPP(2/22) ORD 208021 page 7 of 9 SECTION 8 OWNER ACKNOWLEDGEMENTS • I represent that the Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • I acknowledge that the Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I represent that I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • I understand that if I have purchased another Non-Qualified Annuity from Pruco Life or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I understand that annuity payments, benefits or surrender values, when based on the investment experience of the separate account investment options, are variable and not guaranteed as to a dollar amount; and • I represent to the best of my knowledge and belief that the statements made in this application are true and complete; and • I acknowledge that I have received a current prospectus for this annuity. SECTION 9 OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION Required: Both the Owner Response and the Financial Professional Response columns must be completed. Owner Response Financial Professional Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO YES NO Will this annuity replace or change any existing individual life insurance policies or annuity contracts? YES NO YES NO Is the Beneficiary currently receiving payments or allowances via a stretch or legacy con- tract from another carrier and is that contract(s) being lapsed, surrendered, substantially surrendered or otherwise terminated in order to fund the contract being applied for? YES NO If you answered yes to any of these questions, you may be required to submit a state replacement form along with the application.

ORD 208021 page 8 of 9 SECTION 10 OWNER SIGNATURE(S) (If contract is issued in a State other than the Beneficial Owner’s State of Residence, a Contract Situs Form may be required.) State where signed P-PIVA-IBAPP(2/22) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Beneficial Owner Signature Month Day Year For Trust Owned Agreements: Key Life Month Day Year If signing on behalf of an entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. REQUIRED SIGN HERE TITLE (if any) SIGN HERE OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Forms W-8 series (BEN, BEN-E, ECI, EXP, or IMY). Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withholding and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the claimant is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). This form, and the information contained within, is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Prudential Annuities, Prudential Individual Life, and the Prudential entity(ies) set forth on this form, are not acting as your fiduciary as defined by any applicable laws and regulations. Please consult with your financial professional about managing or investing your retirement savings.

P-PIVA-IBAPP(2/22) ORD 208021 page 9 of 9 B. BROKER/DEALER SECTION 11 FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) A. FINANCIAL PROFESSIONAL Name FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Pruco and completed all training required by Pruco and applicable laws. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the Owner and by myself. I acknowledge that Pruco and its affiliates will rely on this Statement. Name (First, Middle, Last) Percentage % ID Number Telephone Number E-mail Name (First, Middle, Last) Percentage % ID Number Telephone Number E-mail Financial Professional Signature Month Day Year Financial Professional Signature Month Day Year For Financial Professional Use Only. Please contact your home office with any questions. Option A Option B Option C FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) SIGN HERE SIGN HERE PLEASE SELECT